Exhibit 4.1
016570| 003590|127C|RESTRICTED||4|057-423 COMMON STOCK COMMON STOCK ADD ADD ADD ADD DESIGNATION MR PO PAR VALUE $0.001 THIS CERTIFICATE IS TRANSFERABLE IN CANTON, MA AND NEW YORK, NY BOX A 4 3 2 1 SAMPLE 43004, Certificate Shares Number 6 0 0 6 2 0 6 0 0 6 2 0 (IF Providence, ZQ 000000 ANY) 6 0 0 6 2 0 MIRION TECHNOLOGIES, INC. 6 0 0 6 2 0 INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE 6 0 0 6 2 0 Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample RI Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David THIS CERTIFIES THAT Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander 02940 David Sample MR. SAMPLE Mr. Alexander David Sample Mr. Alexander David &Sample MRS. Mr. Alexander David SAMPLE Sample Mr. Alexander David Sample Mr. & Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample CUSIP 604702 10 0 Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander - MR. SAMPLE & MRS. SAMPLE SEE REVERSE FOR CERTAIN DEFINITIONS 3004 David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Alexander David Sample Mr. Sample Mr. Sample is the owner of 600620Shares600620Shares600620Shares600620Shares600620Shares600620 Shares600620Shares600620Shares 600620Shares600620Shares600620Shares600620Shares600620Shares600620Sh ares600620Shares600620Shares 600620Shares600620Shares600620Shares600620Shares600620Shares600620Sh ares600620Shares600620Shares6 00620Shares600620Shares600620Shares600620Shares600620Shares600620Sha res600620Shares600620Shares60 SIX HUNDRED THOUSAND 0620Shares600620Shares600620Shares600620Shares600620Shares600620Shar es600620Shares600620Shares600 620Shares600620Shares600620Shares600620Shares600620Shares600620Share s600620Shares600620Shares60062 0Shares600620Shares600620Shares600620Shares600620Shares600620Shares 600620Shares600620Shares600620 Shares600620Shares600620Shares600620Shares600620Shares600620Shares 600620Shares600620Shares600620 Shares600620Shares600620Shares600620Shares600620Shares600620Shares 600620Shares600620Shares600620 SIX HUNDRED AND TWENTY Shares600620Shares600620Shares600620Shares600620Shares600620Shares 600620Shares600620Shares600620S hares600620Shares600620Shares600620Shares600620Shares600620Shares6 00620Shares600620Shares600620Sh fully paid and non-assessable Shares of the above Corporation transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar. Total 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/1234567890 1234567890/12 34567890 1234567890/1234567890 Certificate DTC Number Insurance Holder CUSIP In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers Transaction ID and to be sealed with the Seal of the Corporation. of Value Numbers Shares 12345678 DATED Month Day, Year Num/No 6 5 4 3 2 1 COUNTERSIGNED AND REGISTERED: President and Chief Executive Officer COMPUTERSHARE TRUST COMPANY, N.A. 123456789012345 . TRANSFER AGENT AND REGISTRAR, Denom XXXXXXXXXX XXXXXX 6 5 4 3 2 1 1,000,000 . 123456 Total 7 6 5 4 3 2 1 .00 XX X Secretary By AUTHORIZED SIGNATURE

MIRION TECHNOLOGIES, INC.
THE CORPORATION SHALL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OF THE CORPORATION OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATE SECRETARY OF THE CORPORATION AT THE PRINCIPAL OFFICE OF THE CORPORATION.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT	-		Custodian

			(Cust)		(Minor)

TEN ENT - as tenants by the entireties		under Uniform Gifts to Minors Act

(State)

JT TEN - as joint tenants with right of survivorship	UNIF TRF MIN ACT	-		Custodian (until age		)

(Cust)

under Uniform Transfers to Minors Act

			(Minor)		(State)
Additional abbreviations may also be used though not in the above list.

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE
For value received, the undersigned hereby sells, assigns and transfers unto

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING POSTAL ZIP CODE, OF ASSIGNEE)

Shares

represented by the within Certificate, and do hereby irrevocably constitutes and appoints
Attorney

to transfer the said shares on the books of the within-named Corporation with full power of substitution in the premises.

Dated:	20

Signature:

Signature:

Notice: The signature to this assignment must correspond with the name as written upon the face of the certificate, in every particular, without alteration or enlargement, or any change whatever.

Signature(s) Guaranteed: Medallion Guarantee Stamp
THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (Banks, Stockbrokers, Savings and Loan Associations and Credit Unions) WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15.